                                                                   Exhibit 10.35

January 23, 2003

STRICTLY PERSONAL AND CONFIDENTIAL
HAND DELIVERED, ORIGINAL TO FILE

Dear Rick:

I am pleased to confirm your new title and position as Senior Vice President Sales and Marketing, at ALDERWOODS GROUP, INC. This letter is intended to replace any other previous employment letters and/or contracts, between you and ALDERWOODS GROUP INC.; and details your new salary increase, effective on the February 4, 2003 payroll.

REPORTS TO:                         PAUL HOUSTON, PRESIDENT AND CEO
LOCATION:                           2225 SHEPPARD AVENUE EAST, SUITE 1100
                                    TORONTO, ONTARIO M2J 5C2

Please find listed below an outline of your employment terms;

     1)   BASE SALARY; your base salary is $190,000 CDN (paid bi-weekly)

     2) ANNUAL INCENTIVE; you are entitled to participate at the annual executive level of 40% target and 80% maximum. Program details supplied to you.

     3) STOCK OPTIONS; you will be entitled to participate in the stock option program. The details of this grant will be covered by a separate stock option agreement as determined and administrated by the Board of Directors.

     4) BENEFITS PROGRAMS; you will be covered by the company's benefits programs, covering medical and dental plans.

     5) ANNUAL MEDICAL; you are entitled to take a company paid annual medical.

     6) RRSP PENSION; you will be eligible company's RRSP program in which you can make deposits and the company will match the value.

     7) CAR ALLOWANCE; you will be entitled to $600.00 CDN/ month (paid bi-weekly ).

     8) VACATION ENTITLEMENT; you are eligible for four (4) weeks vacation per year.

     9) TERMINATION OF EMPLOYMENT; if you should be terminated for any reason other than just cause, you will be entitled to receive twelve (12) months severance.

     10) CHANGE OF CONTROL; if there is a change in control whereby 51% or more of the company's shares change hands and as a result your employment is terminated, you will receive 24 months severance.

Sincerely,                                              Acceptance:


-------------------------------                         ------------------------
Paul Houston, President and CEO                         Rick Scully